UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2019

CHENIERE CORPUS CHRISTI HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-215435	47-1929160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 1900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On June 14, 2019, Cheniere Corpus Christi Holdings, LLC (“CCH”), an indirect, wholly-owned subsidiary of Cheniere Energy, Inc. (“Cheniere”), and CCH’s subsidiaries Corpus Christi Liquefaction, LLC (“CCL”), Cheniere Corpus Christi Pipeline, L.P. (“CCP”) and Corpus Christi Pipeline GP, LLC (“CCP GP” and together with CCL and CCP, each, a “Guarantor” and collectively, the “Guarantors”), as guarantors, entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Allianz Global Investors GmbH, as noteholder consultant and the purchasers named therein (the “Purchasers”), to issue and sell to the Purchasers $727 million aggregate principal amount of its 4.80% Senior Secured Notes due 2039 (the “Notes”).

The Note Purchase Agreement contains customary representations, warranties and agreements by CCH and the Guarantors and customary indemnification obligations of CCH, the Guarantors and the Purchasers. The conditions to closing and issuance of the Notes include a requirement for the Notes to have received at least two investment grade ratings, in addition to other customary conditions to closing. Pursuant to the Note Purchase Agreement, CCH has up to 12 months, subject to a six-month extension at CCH’s option, to satisfy the conditions to closing and issuance.

Upon satisfaction of the conditions to closing under the Note Purchase Agreement, the Notes will be issued by CCH pursuant to an indenture, which will contain customary terms, covenants and events of default. The Notes will be senior secured obligations of CCH and will be guaranteed by all of CCH’s existing and future domestic subsidiaries. The Notes will be fully amortizing, with a weighted average life of 15 years (from the date of issuance of the Notes) and amortization payments delayed until at least 2027. The purchasers of the Notes will be prohibited from transferring the Notes to U.S. persons for the 12 months following the issuance of the Notes, except for transfers to certain affiliates, when required by law, if there is an ongoing event of default or with the consent of CCH.

The net proceeds from the Notes will be used by CCH to repay a portion of its outstanding term loans and pay fees, costs and expenses incurred in connection with the repayment of such outstanding term loans and/or the transactions contemplated in the Note Purchase Agreement.

The foregoing description of the Note Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

The future sale of the Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes will be sold on a private placement basis in reliance on Section 4(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

d)	Exhibits

Exhibit Number

1.1*	Note Purchase Agreement, dated as of June 14, 2019, among Cheniere Corpus Christi Holdings, LLC and Corpus Christi Liquefaction, LLC, Cheniere Corpus Christi Pipeline, L.P. and Corpus Christi Pipeline GP, LLC, as guarantors, and Allianz Global Investors GmbH, as noteholder consultant and the purchasers named therein.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC

Date: June 18, 2019	By:	/s/ Michael J. Wortley
		Name:	Michael J. Wortley
		Title:	President and Chief Financial Officer